UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 28, 2015

ELECTROMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW New Prague, MN	56071
(Address of Principal Executive Offices)	(Zip Code)

(952) 758-9299

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On August 28, 2015, our board of directors appointed Kathleen S. Skarvan, our current Chief Executive Officer and a member of our board of directors, to the additional position of President. Ms. Skarvan’s compensation and other arrangements with the company were not modified in connection with this change.

Ms. Skarvan, age 59, originally joined Electromed in December 2012 as Chief Executive Officer, and became a director in November 2013. Ms. Skarvan served as Vice President of Operations at OEM Fabricators from November 2011 until October 2012. Prior to her position with OEM Fabricators, Ms. Skarvan served in various roles at Hutchinson Technology Incorporated, most recently as the President of the Disk Drive Components Division from April 2007 until March 2011. As President of the Disk Drive Components Division, Ms. Skarvan managed a public company division with annual revenues in excess of $300 million. Ms. Skarvan also served as a Senior Vice President of Hutchinson Technology Incorporated from December 2010 to March 2011, and as Vice President of Sales & Marketing of the Disk Drive Components Division from October 2003 until April 2007.

Compensatory Arrangements

On August 28, 2015, the compensation committee of our board of directors established the Fiscal Year 2016 Officer Bonus Plan (the “Officer Bonus Plan”) for officers of our company, including our current named executive officers. On September 3, 2015, the compensation committee further approved an increase in the target bonus amount for our President and Chief Executive Officer to equal 50% of her annual base salary, which is reflected in the following description of the Officer Bonus Plan.

The Officer Bonus Plan is effective for the fiscal year ending June 30, 2016 and provides an opportunity for each participant to earn an annual cash bonus, 50% of which will be based on the achievement of target earnings before taxes and 50% of which will be based on two strategic initiatives supporting long-term growth and profitability. If minimum earnings before taxes are achieved, then Ms. Skarvan and Mr. Brock would be eligible to receive a bonus equal to 12.50% and 7.50%, respectively, of their annual base salary. If target earnings before taxes are achieved, then Ms. Skarvan and Mr. Brock would be eligible to receive a bonus equal to 25.00% and 15.00%, respectively, of their annual base salary. Thirty percent of any earnings before taxes exceeding the target will be allocated to a bonus pool for all bonus-eligible employees and allocated among the bonus-eligible employees pro rata based on his or her targeted bonus payout. Depending on achievement of the strategic initiatives, each of the named executive officers would be eligible to receive an additional bonus amount equal to between 6.25% and 37.50% of annual base salary with respect to Ms. Skarvan and between 3.75% and 22.50% of annual base salary with respect to Mr. Brock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTROMED, INC.

Date: September 3, 2015	By: /s/ Jeremy T. Brock
	Name:	Jeremy T. Brock
	Title:	Chief Financial Officer